CONSENT OF INDEPENDENT AUDITORS




We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our reports dated August 7, 1998 with respect to Stein Roe Cash Reserves Fund and SR&F Cash Reserves Portfolio, and August 14, 1998 with respect to Stein Roe Intermediate Bond Fund, SR&F Intermediate Bond Portfolio, Stein Roe Income Fund, SR&F Income Portfolio, Stein Roe High Yield Fund and SR&F High Yield Portfolio in the Registration Statement (Form N-1A) and related Statement of Additional Information of Stein Roe Income Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 38 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-02633) and in this Amendment No. 39 to the Registration Statement under the Investment Company Act of l940 (Registration No. 811-4552).


                                       ERNST & YOUNG LLP


Chicago, Illinois
October 21, 1998